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                                                                    EXHIBIT 4.10

                             COMPUWARE CORPORATION

                       2001 Broad Based Stock Option Plan


         1. Definitions: As used in this Plan, the following terms shall have the following meanings:

                  (a) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

                  (b) "Committee" shall mean, (1) with respect to administration of this Plan regarding Participants who are subject to Section 16(a) and (b) of the Exchange Act, a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar successor rule, appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under this Plan, or the Board of Directors as a whole, and (2) with respect to administration of this Plan regarding all other Participants, such committee or the Board of Directors of the Company, as described in clause (1), or such other committee or entity appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under this Plan.

                  (c) "Common Shares" shall mean the Common Shares, par value $0.01 per share, of the Company.

                  (d) "Company" shall mean Compuware Corporation, a Michigan corporation, or any successor of Compuware Corporation.

                  (e) "Discretion" shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any employee or director in a manner consistent with the treatment afforded other employees or directors with respect to this Plan or otherwise.

                  (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  (g) "Nonqualified Option" shall mean an option to purchase Common Shares which meets the requirements set forth in this Plan but is not intended to be, or does not qualify as, an incentive stock option within the meaning of the Code.

                  (h) "Participant" shall mean any individual designated by the Committee under Paragraph 6 for participation in this Plan.

                  (i) "Plan" shall mean this Compuware Corporation 2001 Broad Based Stock Option Plan.



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                  (j) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  (k) "Subsidiary" shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests.

         2. Purposes of Plan: The purposes of this Plan are (1) to provide employees, including officers, and directors of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, (2) to join the interests of employees and directors with the interests of the shareholders of the Company, and (3) to facilitate attracting and retaining employees and directors of exceptional ability.

         3. Administration: This Plan shall be administered by the Committee. Subject to the provisions of this Plan, the Committee shall determine, from those eligible to be Participants under this Plan, the persons to be granted stock options, the number of shares of stock to be subject to options granted to each such person, the time such options shall be granted and the terms and conditions of any stock options. Such terms and conditions may, in the Committee's Discretion, include, without limitation, provisions providing for termination of the option, forfeiture of the gain on any option exercises or both if the Participant competes with the Company or otherwise acts contrary to the Company's interests, and provisions imposing restrictions, potential forfeiture or both on shares acquired upon exercise of options granted pursuant to this Plan. The Committee may condition any grant on the potential Participant's agreement to such terms and conditions.

         Subject to the provisions of this Plan, the Committee is authorized to interpret this Plan, to promulgate, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of this Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

         4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with this Plan or any option granted hereunder to the full extent provided for under the Company's articles of incorporation or bylaws with respect to indemnification of directors of the Company; provided, however, that within 60 days after receipt of notice of institution of any such claim, action, suit or proceeding the Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend such claim, action, suit or proceeding.


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         5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options may be granted under this Plan shall be an aggregate of 50,000,000 Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Unless this Plan shall have been terminated, (1) shares covered by the unexercised portion of canceled, expired or otherwise terminated options under this Plan shall again be available for option and sale, and (2) shares delivered to the Company, deemed delivered to the Company, or retained by the Company, in payment of all or any part of the exercise price of any option granted under this plan or any tax withholding obligations with respect to options granted under this Plan, shall again be available for option and sale.

         The number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number and type of shares remaining available under this Plan, shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company; provided that no fractional shares shall be issued pursuant to this Plan, no rights may be granted under this Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

         6. Participants: The Committee shall determine and designate from time to time, in its Discretion, those employees, including officers, and directors of the Company or any Subsidiary to whom options are to be granted and who thereby become Participants under this Plan; provided, however, that at any time from the third anniversary of the adoption of this Plan through the termination of this Plan, the aggregate number of Common Shares subject to options granted under this Plan (since its inception and regardless of whether such option still remains outstanding, has been exercised or has been cancelled) to directors of the Company and to officers of the Company subject to Section 16(a) and 16(b) of the Exchange Act shall be less than half of the aggregate number of Common Shares subject to options granted under this Plan since its inception.

         7. Allotment of Shares: The Committee shall determine and fix the number of Common Shares to be offered to each Participant; provided, however, that at any time from the third anniversary of the adoption of this Plan through the termination of this Plan, the aggregate number of Common Shares subject to options granted under this Plan (since its inception and regardless of whether such option still remains outstanding, has been exercised or has been cancelled) to directors of the Company and to officers of the Company subject to Section 16(a) and 16(b) of the Exchange Act shall be less than half of the aggregate number of Common Shares subject to options granted under this Plan since its inception.

         8. Option Price: Subject to the rules set forth in this Paragraph 8, the Committee, in its Discretion, shall establish the option price at the time any option is granted. The option price shall be not less than the par value, if any, of the Common Shares. Fair market value of a share shall be determined by the Committee using any method it deems reasonable. The option price will be subject to adjustment in accordance with the provisions of Paragraph 5 of this Plan.


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         9. Granting and Exercise of Options: Options shall be granted under this Plan in accordance with determinations made by the Committee pursuant to the provisions of this Plan, and shall be evidenced by a written agreement between the Company and the Participant containing such provisions as are approved by the Committee. Such agreements shall constitute binding contracts between the Company and the Participant, and every Participant, upon acceptance of such option, shall be bound by the terms and restrictions of this Plan and of such agreement. The terms of each such agreement shall be in accordance with this Plan and subject to its terms, but the agreements may include such additional provisions and restrictions as are determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of this Plan.

         Each option granted under this Plan shall be a Nonqualified Option.

         Subject to the terms of this Plan, each option granted under this Plan shall be exercisable at any such time or times or in any such installments as may be determined by the Committee in its Discretion. Notwithstanding any other term or provision of this Plan, in connection with a Participant ceasing to be an employee or director of the Company or a Subsidiary for any reason, the stock option agreement may provide for the acceleration of, or the Committee may accelerate, in its Discretion (exercised at the date of the grant of the stock option or after the date of grant), in whole or in part, the time or times or installments with respect to which any option granted under this Plan shall be exercisable in connection with termination of a Participant's employment with the Company or a Subsidiary, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion. Except as provided in Paragraph 13, options may be exercised only while the Participant is an employee or director of the Company or a Subsidiary.

         Successive stock options may be granted to the same Participant, whether or not the option or options previously granted to such Participant remain unexercised. A Participant may exercise any option granted under this Plan, if then exercisable, notwithstanding that options granted to such Participant prior to the option then being exercised remain unexercised.

         10. Payment of Option Price: At the time of the exercise in whole or in part any option granted under this Plan, payment in full in cash shall be made by the Participant for all shares so purchased. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made (1) by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option, or
(2) by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker's sale of or loan against some or all of the shares. No Participant shall have any of the rights of a shareholder of the Company under any option until the actual issuance of shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.


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         11. Transferability of Option: Except as otherwise provided in this
Paragraph 11, to the extent determined by the Committee in its Discretion (either by resolution or by a provision in, or amendment to, the option), (1) no option granted under this Plan to a Participant shall be transferable by such Participant otherwise than (a) by will, (b) by the laws of descent and distribution, or (c) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (2) such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

         The Committee may, in its Discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to, and the exercise of such option by, (1) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (2) a trust or trusts for the exclusive benefit of such Immediate Family Members, (3) a partnership in which such Immediate Family Members are the only partners, or (4) such other persons or entities as determined by the Committee, in its Discretion, on such terms and conditions as the Committee, in its Discretion, may determine; provided that (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Paragraph 11, and
(z) subsequent transfers of transferred options shall be prohibited except for transfers the original optionee would be permitted to make (if he or she were still the owner of the option) in accordance with this Paragraph 11.

         Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately before transfer, provided that for purposes of Paragraphs 9, 10, 14, 16 and 18 the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Paragraph 13 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 13. The original optionee shall remain subject to withholding taxes and related requirements upon exercise provided in Paragraph 15. The Company shall have no obligation to provide any notice to any transferee, including, without limitation, notice of any termination of the option as a result of termination of the original optionee's employment with, or other service to, the Company.

         12. Continuance of Employment; No Right to Continued Employment: The Committee may require, in its Discretion, that any Participant under this Plan to whom an option shall be granted shall agree in writing as a condition of the granting of such option to remain in his or her position as an employee or director of the Company or a Subsidiary for a designated minimum period from the date of the granting of such option as shall be fixed by the Committee.

         Nothing contained in this Plan or in any option granted pursuant to this Plan, nor any action taken by the Committee under this Plan, shall confer upon any Participant any right with respect to continuation of employment or other service by or to the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such person's employment or other service at any time with or without cause.

         13. Termination of Employment and Other Service; Expiration of Options:
Subject to the other provisions of this Plan, including, without limitation, Paragraph 9 and this


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Paragraph 13, all rights to exercise options shall terminate when a Participant ceases to be an employee or director of the Company or a Subsidiary for any cause (i.e., the Participant ceases to hold any of these positions with the Company), except that the Committee may, in its Discretion, permit the exercise of all or any portion of the options granted to such Participant for a period not to extend beyond the expiration date of such options all subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion. In no event, however, shall an option be exercisable after its expiration date, and, unless the Committee in its Discretion determines otherwise (pursuant to Paragraph 9), an option may only be exercised after termination of a Participant's employment or other service by or to the Company to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The Committee may evidence the exercise of its Discretion under this Paragraph 13 in any manner it deems appropriate, including by resolution or by a provision in, or amendment to, the option.

         If not sooner terminated, each stock option granted under this Plan shall expire not more than 10 years from the date it is granted.

         14. Investment Purpose: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any exercise of any option granted under this Plan or any portion thereof and as a condition to the Company's obligation to deliver certificates representing the shares subject to exercise, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's purchase of Common Shares upon exercise thereof shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon exercise of any option granted under this Plan.

         15. Withholding Payments: If upon the exercise of any Nonqualified Option there shall be payable by the Company or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Participant shall pay such amount to the Company, or the amount of Common Shares delivered by the Company to the Participant shall be appropriately reduced, to reimburse the Company or such Subsidiary for such payment. The Company or any of its Subsidiaries shall have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Company or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Company may also defer issuance of the stock upon exercise of such option until payment by the Participant to the Company of the amount of any such tax. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the

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amount of Common Shares delivered or deliverable by the Company upon exercise of a stock option appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of a stock option to reimburse the Company for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

         16. Accelerated Vesting Upon Acquisition: In the event that the Company is acquired by a third party, regardless of the form of the acquisition (the "Acquisition"), the options granted under this Plan shall automatically vest to any Participant under the Plan who is employed by the Company or a Subsidiary, or is serving as a non-employee director of the Company or a Subsidiary, on the effective date of the Acquisition. The "effective date" shall be deemed to be the closing date of the Company's Acquisition. The value per share of each such stock option to the Participant shall be the fair market value of the Company's Common Shares on the effective date of the Acquisition (less the exercise price).

         17. Effectiveness of Plan: This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan.

         18. Termination, Duration and Amendments to this Plan: This Plan may be abandoned or terminated at any time by the Board of Directors of the Company. Unless sooner terminated, this Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options may be granted under this Plan after that date. The termination of this Plan shall not affect the validity of any option which is outstanding on the date of termination.

         For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that no such amendment or revision shall change the option price (except as contemplated by Paragraphs 5) or alter or impair any option which shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

         As adopted by the Board of Directors on March 6, 2001.



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